UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): FEBRUARY 27, 2002

High Speed Net Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Florida	0-26925	65-0185306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Hannover Square Suite 600 434 Fayetteville Street Mall Raleigh, North Carolina	27601
(Address of principal executive offices)	(Zip Code)

(919) 807-5600
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 5.         Other Events.

            On February 27, 2002, High Speed Net Solutions, Inc. d/b/a Summus held a Special Meeting of Shareholders at which the following items were voted on and approved:

(1)        a proposal to amend its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, from 50,000,000 to 100,000,000; and

(2)        a proposal to amend its Amended and Restated Certificate of Incorporation to change the Company’s name from High Speed Net Solutions, Inc. to Summus, Inc.

            Copies of both amendments, as filed and accepted by the Florida Secretary of  State, are attached as exhibits to this Current Report on Form 8-K.

            The Company shall also post a letter to its shareholders on its website at www.summus.com updating its current progress.  Shareholders are encouraged to review this letter.

Item 7.         Financial Statements and Other Exhibits.

3.1  Articles of Amendment of High Speed Net Solutions, Inc. amending Article IV of its Amended and Restated Certificate of Incorporation

3.2  Articles of Amendment of High Speed Net Solutions, Inc. amending Article I of its Amended and Restated Certificate of Incorporation

99.1 Letter to Shareholders dated March 1, 2002.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 4, 2002	HIGH SPEED NET SOLUTIONS, INC. By: /s/ Robert S. Lowrey Robert S. Lowrey Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Amendment of High Speed Net Solutions, Inc. amending Article IV of its Amended and Restated Certificate of Incorporation
3.2	Articles of Amendment of High Speed Net Solutions, Inc. amending Article I of its Amended and Restated Certificate of Incorporation
99.1	Letter to Shareholders dated March 1, 2002.